EXHIBIT 99
Restaurant Brands International Inc. Reports Third Quarter 2020 Results
RBI generates over 94% of prior-year system-wide sales in Q3 with over 96% of restaurants open globally as of September
Significant sequential increase in cash flow from operations to over $400 million during the third quarter
Installation of digital menu boards to transform over 10,000 drive-thrus across the US and Canada by mid-2022
Progress behind initiatives in product quality, digital and development positions brands for long-term growth

Toronto, Ontario - October 27, 2020 - Restaurant Brands International Inc. (TSX/NYSE: QSR, TSX: QSP) today reported financial results for the third quarter ended September 30, 2020.
Jose Cil, Chief Executive Officer of Restaurant Brands International Inc. (“RBI”) commented, “Our results this quarter are once again a testament to the incredibly hard work our team members, restaurant owners and employees have put in to re-open our restaurants and continue serving millions of guests every day. Looking forward, we are very well-positioned to navigate through a wide range of possible scenarios, especially given the strength of our network of drive-thrus and fast-growing delivery channel."

“Despite our continued near-term focus on confronting the challenges presented by this global health crisis, we continue to make progress behind our long-term vision for the business, including modernizing our brands by leveraging the technology capabilities we’ve built in recent years. We are excited to roll out digital drive-thru menu boards to over 10,000 Tim Hortons and Burger King restaurants in the US and Canada, the bulk of which will be installed by the end of next year,” added Cil.

“We are fortunate to have a diversified, well-capitalized network of partners around the world and we are working closely with each of them on plans to capitalize on emerging opportunities and return to growth in 2021,” concluded Cil.

Consolidated Operational Highlights	Three Months Ended September 30,
	2020	2019
	(Unaudited)
System-wide Sales Growth
TH	(13.7)%	(0.1)%
BK	(7.9)%	10.7%
PLK	21.5%	15.6%
Consolidated	(5.4)%	8.9%
System-wide Sales (in US$ millions)
TH	$1,520	$1,774
BK	$5,484	$6,010
PLK	$1,331	$1,103
Consolidated	$8,335	$8,887
Net Restaurant Growth
TH	1.0%	1.7%
BK	2.4%	5.8%
PLK	7.1%	5.6%
Consolidated	2.7%	5.0%
System Restaurant Count at Period End
TH	4,934	4,887
BK	18,675	18,232
PLK	3,418	3,192
Consolidated	27,027	26,311
Comparable Sales
TH	(12.5)%	(1.4)%
BK	(7.0)%	4.8%
PLK	17.4%	9.7%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended September 30,
(in US$ millions, except per share data)	2020	2019
	(Unaudited)
Total Revenues	$1,337	$1,458
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$223	$351
Diluted Earnings per Share	$0.47	$0.75

TH Adjusted EBITDA(1)	$258	$301
BK Adjusted EBITDA(1)	$245	$254
PLK Adjusted EBITDA(1)	$58	$47
Adjusted EBITDA(2)	$561	$602

Adjusted Net Income(2)	$320	$337
Adjusted Diluted Earnings per Share(2)	$0.68	$0.72

	As of September 30,
	2020	2019
	(Unaudited)
LTM Free Cash Flow(2)	$1,072	$1,338
Net Debt	$10,931	$11,023
Net Leverage(2)	5.5x	4.9x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

The year-over-year change in Total Revenues on an as reported basis was primarily driven by a decline in system-wide sales at Tim Hortons and Burger King and a decrease in supply chain sales, partially offset by an increase in system-wide sales at Popeyes. FX movements also contributed to the year-over-year decrease in Total Revenues on an as reported basis.
The decrease in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the third quarter was primarily driven by an unfavorable change in the results from other operating expenses (income), net, a decrease in Tim Hortons segment income, an unfavorable change from the impact of equity method investments driven by the negative impact of the COVID-19 pandemic and the non-recurrence of a non-cash dilution gain during 2019, and a decrease in Burger King segment income, partially offset by a decrease in income tax expense, an increase in Popeyes segment income and a decrease in interest expense, net.

The year-over year change in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the decrease in Tim Hortons and Burger King Adjusted EBITDA, partially offset by an increase in Popeyes Adjusted EBITDA.
Our results this quarter continued to be impacted by the COVID-19 global pandemic, but we continued to make progress on reopening stores that had been temporarily closed.
As of the end of September, 96% of our restaurants were open worldwide, including substantially all of our restaurants in North America, Asia Pacific and Europe, Middle East and Africa and approximately 92% of our restaurants in Latin America.
While we do not know the future impact COVID-19 will have on our business, or when our business will fully return to normal operations, we expect to see a continued impact from COVID-19 on our results in the fourth quarter.

TH Segment Results

	Three Months Ended September 30,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	(13.7)%	(0.1)%
System-wide Sales	$1,520	$1,774
Comparable Sales	(12.5)%	(1.4)%

Net Restaurant Growth	1.0%	1.7%
System Restaurant Count at Period End	4,934	4,887

Sales	$506	$584
Franchise and Property Revenues	$256	$297
Total Revenues	$762	$881

Cost of Sales	$388	$441
Franchise and Property Expenses	$83	$91
Segment SG&A	$63	$77
Segment Depreciation and Amortization	$28	$28
Adjusted EBITDA(1)(3)	$258	$301

(3)TH Adjusted EBITDA includes $2 million and $3 million of cash distributions received from equity method investments for the three months ended September 30, 2020 and 2019, respectively.

For the third quarter of 2020, the decrease in system-wide sales was primarily driven by comparable sales of (12.5)%, including Canada comparable sales of (13.7)%, as well as the temporary closure of certain restaurants related to the COVID-19 pandemic, partially offset by net restaurant growth of 1.0%.

The year-over-year change in Total Revenues and Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the decrease in system-wide sales. This decrease was also driven by FX movements on an as reported basis.

BK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	(7.9)%	10.7%
System-wide Sales	$5,484	$6,010
Comparable Sales	(7.0)%	4.8%

Net Restaurant Growth	2.4%	5.8%
System Restaurant Count at Period End	18,675	18,232

Sales	$17	$19
Franchise and Property Revenues	$416	$438
Total Revenues	$433	$457

Cost of Sales	$16	$18
Franchise and Property Expenses	$42	$39
Segment SG&A	$142	$159
Segment Depreciation and Amortization	$13	$12
Adjusted EBITDA(1)(4)	$245	$254

(4) No cash distributions were received from equity method investments for the three months ended September 30, 2020 and 2019.

For the third quarter of 2020, the decrease in system-wide sales was driven by a decrease in comparable sales of (7.0)%, including a decrease in US comparable sales of (3.2)%, as well as the temporary closure of certain restaurants related to the COVID-19 pandemic, partially offset by net restaurant growth of 2.4%.

The year-over-year change in Total Revenues and Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the decrease in system-wide sales. This decrease was also driven by FX movements on an as reported basis.

PLK Segment Results

	Three Months Ended September 30,
(in US$ millions)	2020	2019
	(Unaudited)
System-wide Sales Growth	21.5%	15.6%
System-wide Sales	$1,331	$1,103
Comparable Sales	17.4%	9.7%

Net Restaurant Growth	7.1%	5.6%
System Restaurant Count at Period End	3,418	3,192

Sales	$18	$21
Franchise and Property Revenues	$124	$99
Total Revenues	$142	$120

Cost of Sales	$14	$16
Franchise and Property Expenses	$3	$3
Segment SG&A	$70	$56
Segment Depreciation and Amortization	$2	$2
Adjusted EBITDA(1)	$58	$47

For the third quarter of 2020, system-wide sales growth was driven by comparable sales growth of 17.4%, including US comparable sales growth of 19.7%, as well as net restaurant growth of 7.1%, partially offset by the temporary closure of certain restaurants related to the COVID-19 pandemic.

The year-over-year change in Total Revenues and Adjusted EBITDA on an as reported and on an organic basis was primarily driven by system-wide sales growth.

Cash and Liquidity

As of September 30, 2020, total debt was $12.9 billion, net debt (total debt less cash and cash equivalents of $1.9 billion) was $10.9 billion, and net leverage was 5.5x. Our cash balance at quarter end does not reflect the use of $380 million to settle the exchange of approximately 6.8 million exchangeable units of Restaurant Brands International Limited Partnership in October 2020.

Following quarter end, we issued $1.4 billion of 4.0% Second Lien Notes due 2030 and redeemed $1.35 billion of our 5.0% Second Lien Notes due 2025. We expect to close the issuance of an additional $1.5 billion of new 4.0% Second Lien Notes due 2030 and $750 million of new 3.5% First Lien Notes due 2029 in November and thereafter redeem the remaining $1.45 billion of 5.0% Second Lien Notes due 2025 and $725 million of our 4.25% First Lien Notes due 2024.

The RBI Board of Directors has declared a dividend of $0.52 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the fourth quarter of 2020. The dividend will be payable on January 5, 2021 to shareholders and unitholders of record at the close of business on December 21, 2020.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Tuesday, October 27, 2020, to review financial results for the third quarter ended September 30, 2020. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with approximately $31 billion in annual system-wide sales and 27,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world's most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects of the COVID-19 pandemic on our results of operations, liquidity and prospects and those of our franchisees and our ability to continue to navigate the impact of the pandemic, the impact of our strategic initiatives on the long-term growth prospects of our brands, the timing of technology roll out, expected timing of debt refinancing transactions and long-term growth prospects. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenues:
Sales	$541	$624	$1,450	$1,735
Franchise and property revenues	796	834	2,160	2,389
Total revenues	1,337	1,458	3,610	4,124
Operating costs and expenses:
Cost of sales	418	475	1,156	1,334
Franchise and property expenses	128	133	388	401
Selling, general and administrative expenses	302	320	922	948
(Income) loss from equity method investments	18	(11)	36	(11)
Other operating expenses (income), net	54	(30)	59	(44)
Total operating costs and expenses	920	887	2,561	2,628
Income from operations	417	571	1,049	1,496
Interest expense, net	129	137	376	406
Loss on early extinguishment of debt	—	4	—	4
Income before income taxes	288	430	673	1,086
Income tax expense	65	79	62	232
Net income	223	351	611	854
Net income attributable to noncontrolling interests	78	150	216	376
Net income attributable to common shareholders	$145	$201	$395	$478
Earnings per common share
Basic	$0.48	$0.76	$1.31	$1.85
Diluted	$0.47	$0.75	$1.30	$1.82
Weighted average shares outstanding
Basic	303	267	301	258
Diluted	470	470	469	469
Cash dividends declared per common share	$0.52	$0.50	$1.56	$1.50

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$1,919	$1,533
Accounts and notes receivable, net of allowance of $37 and $13, respectively	589	527
Inventories, net	87	84
Prepaids and other current assets	85	52
Total current assets	2,680	2,196
Property and equipment, net of accumulated depreciation and amortization of $831 and $746, respectively	1,975	2,007
Operating lease assets, net	1,122	1,176
Intangible assets, net	10,415	10,563
Goodwill	5,571	5,651
Net investment in property leased to franchisees	63	48
Other assets, net	707	719
Total assets	$22,533	$22,360
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$523	$644
Other accrued liabilities	883	790
Gift card liability	108	168
Current portion of long-term debt and finance leases	107	101
Total current liabilities	1,621	1,703
Long-term debt, net of current portion	12,300	11,759
Finance leases, net of current portion	304	288
Operating lease liabilities, net of current portion	1,054	1,089
Other liabilities, net	1,917	1,698
Deferred income taxes, net	1,422	1,564
Total liabilities	18,618	18,101
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at September 30, 2020 and December 31, 2019; 303,877,203 shares issued and outstanding at September 30, 2020; 298,281,081 shares issued and outstanding at December 31, 2019	2,648	2,478
Retained earnings	692	775
Accumulated other comprehensive income (loss)	(997)	(763)
Total Restaurant Brands International Inc. shareholders’ equity	2,343	2,490
Noncontrolling interests	1,572	1,769
Total shareholders’ equity	3,915	4,259
Total liabilities and shareholders’ equity	$22,533	$22,360

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$611	$854
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	139	139
Premiums paid and non-cash loss on early extinguishment of debt	—	4
Amortization of deferred financing costs and debt issuance discount	19	22
(Income) loss from equity method investments	36	(11)
(Gain) loss on remeasurement of foreign denominated transactions	54	(38)
Net (gains) losses on derivatives	14	(43)
Share-based compensation expense	55	56
Deferred income taxes	(120)	(16)
Other	23	1
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(83)	(7)
Inventories and prepaids and other current assets	(21)	(34)
Accounts and drafts payable	(110)	(15)
Other accrued liabilities and gift card liability	(12)	(85)
Tenant inducements paid to franchisees	(7)	(13)
Other long-term assets and liabilities	10	97
Net cash provided by operating activities	608	911
Cash flows from investing activities:
Payments for property and equipment	(71)	(32)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	9	22
Settlement/sale of derivatives, net	29	17
Net cash (used for) provided by investing activities	(33)	7
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term debt	1,585	750
Repayments of revolving line of credit, long-term debt and finance leases	(1,071)	(290)
Payment of financing costs	(10)	(13)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(716)	(669)
Proceeds from stock option exercises	60	99
(Payments) proceeds from derivatives	(29)	17
Other financing activities, net	(1)	—
Net cash used for financing activities	(182)	(106)
Effect of exchange rates on cash and cash equivalents	(7)	7
Increase (decrease) in cash and cash equivalents	386	819
Cash and cash equivalents at beginning of period	1,533	913
Cash and cash equivalents at end of period	$1,919	$1,732
Supplemental cash flow disclosures:
Interest paid	$315	$433
Income taxes paid	$163	$171

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK . Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our franchise revenues include royalties based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended September 30,
KPIs by Market	2020	2019
	(Unaudited)
System-wide Sales Growth
TH - Canada	(15.2)%	(0.1)%
TH - Rest of World	(2.7)%	(0.3)%
TH - Global	(13.7)%	(0.1)%

BK - US	(3.0)%	6.1%
BK - Rest of World	(11.9)%	14.6%
BK - Global	(7.9)%	10.7%

PLK - US	24.1%	15.2%
PLK - Rest of World	4.5%	17.8%
PLK - Global	21.5%	15.6%

System-wide Sales (in US$ millions)
TH - Canada	$1,310	$1,559
TH - Rest of World	$210	$215
TH - Global	$1,520	$1,774

BK - US	$2,591	$2,673
BK - Rest of World	$2,893	$3,337
BK - Global	$5,484	$6,010

PLK - US	$1,178	$950
PLK - Rest of World	$153	$153
PLK - Global	$1,331	$1,103

Comparable Sales
TH - Canada	(13.7)%	(1.2)%
TH - Rest of World	(3.6)%	(2.7)%
TH - Global	(12.5)%	(1.4)%

BK - US	(3.2)%	5.0%
BK - Rest of World	(10.3)%	4.7%
BK - Global	(7.0)%	4.8%

PLK - US	19.7%	10.2%
PLK - Rest of World	(0.3)%	6.3%
PLK - Global	17.4%	9.7%

	As of September 30,
KPIs by Market	2020	2019
	(Unaudited)
Net Restaurant Growth
TH - Canada	(0.3)%	1.2%
TH - Rest of World	6.4%	4.1%
TH - Global	1.0%	1.7%

BK - US	(1.1)%	0.8%
BK - Rest of World	4.8%	9.3%
BK - Global	2.4%	5.8%

PLK - US	5.8%	5.1%
PLK - Rest of World	11.0%	7.1%
PLK - Global	7.1%	5.6%

Restaurant Count
TH - Canada	3,981	3,991
TH - Rest of World	953	896
TH - Global	4,934	4,887

BK - US	7,216	7,298
BK - Rest of World	11,459	10,934
BK - Global	18,675	18,232

PLK - US	2,551	2,411
PLK - Rest of World	867	781
PLK - Global	3,418	3,192

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

Selling, General and Administrative Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2020	2019	2020	2019
Segment SG&A TH(1)	$63	$77	$211	$236
Segment SG&A BK(1)	142	159	422	449
Segment SG&A PLK(1)	70	56	201	159
Share-based compensation and non-cash incentive compensation expense	19	18	63	62
Depreciation and amortization(2)	5	5	14	14
Corporate restructuring and tax advisory fees	3	5	11	22
Office centralization and relocation costs	—	—	—	6
Selling, general and administrative expenses	$302	$320	$922	$948

(1)Segment SG&A includes segment selling expenses, including advertising fund expenses, and segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, corporate restructuring and tax advisory fees, and office centralization and relocation costs.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales and the respective segment franchise and property expenses. Depreciation and amortization included in selling, general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2020	2019	2020	2019
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$4	$6	$2	$(1)
Litigation settlement (gains) and reserves, net	4	1	5	1
Net losses (gains) on foreign exchange(4)	44	(35)	54	(38)
Other, net	2	(2)	(2)	(6)
Other operating expenses (income), net	$54	$(30)	$59	$(44)

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance or liquidity and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included costs incurred in connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively and from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including consulting services related to the interpretation of final and proposed regulations and guidance under the Tax Cuts and Jobs Act (the “Tax Act”). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of September 30, 2020 is the sum of the Adjusted EBITDA for the quarters ended September 30, 2020, June 30, 2020, March 31, 2020 and December 31, 2019, while LTM Adjusted EBITDA as of September 30, 2019 is the sum of the Adjusted EBITDA for the quarters ended September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018.  A reconciliation of Adjusted EBITDA for each of those quarters was included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on August 6, 2020, May 1, 2020, and February 10, 2020.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by (used for) operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended September 30, 2020
(Unaudited)

					Impact of FX
	Actual		Q3 '20 vs. Q3 '19		Movements	Organic Growth
(in US$ millions)	Q3 '20	Q3 '19	$	%	$	$	%
Revenue
TH	$762	$881	$(119)	(13.4)%	$(7)	$(112)	(12.7)%
BK	$433	$457	$(24)	(5.5)%	$(2)	$(22)	(5.0)%
PLK	$142	$120	$22	17.8%	$(1)	$23	18.1%
Total Revenues	$1,337	$1,458	$(121)	(8.3)%	$(10)	$(111)	(7.7)%
Adjusted EBITDA
TH	$258	$301	$(43)	(14.1)%	$(2)	$(41)	(13.4)%
BK	$245	$254	$(9)	(3.3)%	$(2)	$(7)	(2.3)%
PLK	$58	$47	$11	23.4%	$(1)	$12	24.1%
Adjusted EBITDA	$561	$602	$(41)	(6.6)%	$(5)	$(36)	(5.8)%

The change in Adjusted EBITDA during the three months ended September 30, 2020 compared to the three months ended September 30, 2019 includes an increase of $14 million related to the temporary mismatch between advertising fund revenues and expenses which had a positive impact of approximately 2.3% on the organic Adjusted EBITDA growth rate.

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions)	2020	2019	2020	2019
Segment income:
TH	$258	$301	$594	$825
BK	245	254	605	728
PLK	58	47	164	129
Adjusted EBITDA	561	602	1,363	1,682
Share-based compensation and non-cash incentive compensation expense(1)	19	18	63	62
Corporate restructuring and tax advisory fees(2)	3	5	11	22
Office centralization and relocation costs(3)	—	—	—	6
Impact of equity method investments(4)	20	(9)	42	1
Other operating expenses (income), net	54	(30)	59	(44)
EBITDA	465	618	1,188	1,635
Depreciation and amortization	48	47	139	139
Income from operations	417	571	1,049	1,496
Interest expense, net	129	137	376	406
Loss on early extinguishment of debt	—	4	—	4
Income tax expense(5)	65	79	62	232
Net income	$223	$351	$611	$854

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in US$ millions, except per share data)	2020	2019	2020	2019
Net income	$223	$351	$611	$854
Income tax expense(5)	65	79	62	232
Income before income taxes	288	430	673	1,086
Adjustments:
Franchise agreement amortization	9	8	25	23
Amortization of deferred financing costs and debt issuance discount	7	7	19	22
Interest expense and loss on extinguished debt(6)	8	7	23	13
Corporate restructuring and tax advisory fees(2)	3	5	11	22
Office centralization and relocation costs(3)	—	—	—	6
Impact of equity method investments(4)	20	(9)	42	1
Other operating expenses (income), net	54	(30)	59	(44)
Total adjustments	101	(12)	179	43
Adjusted income before income taxes	389	418	852	1,129
Adjusted income tax expense(7)	69	81	151	206
Adjusted net income	$320	$337	$701	$923
Adjusted diluted earnings per share	$0.68	$0.72	$1.49	$1.97
Weighted average diluted shares outstanding	470	470	469	469

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	September 30, 2020	September 30, 2019
Long-term debt, net of current portion	$12,300	$11,568
Finance leases, net of current portion	304	279
Current portion of long term debt and finance leases	107	776
Unamortized deferred financing costs and deferred issue discount	139	132
Total debt	12,850	12,755

Cash and cash equivalents	1,919	1,732
Net debt	10,931	11,023
LTM adjusted EBITDA	1,985	2,263
Net leverage	5.5x	4.9x

	Nine Months Ended September 30,			Twelve Months Ended December 31,		Twelve Months Ended September 30,
(in US$ millions)	2020	2019	2018	2019	2018	2020	2019
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$608	$911	$673	$1,476	$1,165	$1,173	$1,403
Payments for property and equipment	(71)	(32)	(53)	(62)	(86)	(101)	(65)
Free Cash flow	$537	$879	$620	$1,414	$1,079	$1,072	$1,338

	Nine Months Ended September 30,	Six Months Ended June 30,	Three Months Ended September 30,
(in US$ millions)	2020	2020	2020
Calculation:	A	B	A - B
Net cash provided by operating activities	$608	$196	$412
Payments for property and equipment	(71)	(39)	(32)
Free Cash Flow	$537	$157	$380

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2019 and 2020 cash bonus, respectively.

(2)Costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including consulting services related to the interpretation of final and proposed regulations and guidance under the Tax Act.

(3)In connection with the centralization and relocation of our Canadian and U.S. restaurant support centers to new offices in Toronto, Ontario, and Miami, Florida, respectively, we incurred certain non-operational expenses consisting primarily of duplicate rent expense, moving costs, and relocation-driven compensation expenses.

(4)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(5)The effective tax rate during the nine months ended September 30, 2020 reflects a $64 million increase in deferred tax assets which decreased the effective tax rate by (9.5)% during the nine months ended September 30, 2020. Based on the analysis of final guidance related to the Tax Act received during these periods, a deferred tax asset was recorded. The effective tax rate for the nine months ended September 30, 2019 reflects a $37 million income tax expense provision adjustment related to a prior restructuring transaction not applicable to ongoing operations which increased our effective tax rate by 3.4% during the nine months ended September 30, 2019. Adjusted income tax expense excludes the impact of these adjustments.

(6)Represents loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated other comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019.

(7)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.